EXHIBIT 32.2

[LETTERHEAD]

Written Statement of the Chief Financial Officer

I, Jay M. Gratz, as Executive Vice President and Chief Financial Officer of Ryerson Inc. (the “Company”), state and certify that this Form 10-K/A (Amendment No. 1 to Form 10-K) of Ryerson Inc. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this Form 10-K/A (Amendment No. 1 to Form 10-K) for the period ended December 31, 2006, fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jay M. Gratz
Jay M. Gratz
Executive Vice President & Chief Financial Officer
(Principal Financial Officer)
April 30, 2007